UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2026 (February 2, 2026)

NextTrip, Inc.

(Exact name of Registrant as Specified in Its Charter)

Nevada	001-38015	27-1865814
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3900 Paseo del Sol
Santa Fe, New Mexico	87507
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (505) 438-2576

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NTRP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Asset Purchase Agreement

On February 2, 2026, NextTrip, Inc. (the “Company”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with The Corporation for Travel Promotion , doing business as “Brand USA” (“Seller”) pursuant to which, subject to the terms and conditions set forth in the Purchase Agreement, the Company agreed to purchase select content, brand rights and distribution assets (collectively, the “Assets”) of GoUSA TV, a travel streaming platform originally launched to showcase destinations across the United States, and to assume certain liabilities of Seller.

The aggregate consideration under the Purchase Agreement is $350,000 in cash plus restricted shares of the Company (the “Shares”) with a value of $350,000 based on the weighted average price of the Shares for the twenty consecutive trading days ending on (and including) the trading day that is two trading days prior to the closing of the transaction. In addition, the Company will pay to Seller a royalty equal to 15% of the Company’s gross advertising revenue received by the Company during the period beginning on the closing date and ending on the third anniversary of the closing date from the exploitation by the Company of the content rights in existing content on the GoUSA TV FAST channels. The Company has also agreed, for a three year period beginning on the closing date, to pay a royalty of 1% for every $100,000 in destination booking revenue generated by the Company after the closing date with respect to bookings that are directly attributed to the content included in the Assets, including the existing catalogue acquired at the closing and any future original productions created by Seller and distributed to the Company. The royalty is payable quarterly with a minimum payment of $30,000 per quarter.

The foregoing description of the Purchase Agreement is not complete and is subject to and qualified in its entirety by reference to the Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current report on Form 8-K and is incorporated by reference

Item 2.01 Completion of Acquisition or Disposition of Assets

The purchase of the Assets closed on February 2,2026. The information included in Item 1.01 above is incorporated by reference into this Item 2.01

Item 3.02 Unregistered Sales of Equity Securities.

The information in Item 1.01 regarding the issuance of the Shares is hereby incorporated herein by reference.

The Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and were issued to Seller in a transaction exempt from registration under the Securities Act in reliance upon the exemption from registration provided by Section 4(a)(2) under the Securities Act and/or Regulation D promulgated thereunder. Accordingly, the Shares constitute “restricted securities” within the meaning of Rule 144 under the Act.

Item 7.01 Registration FD Disclosure

On February 3, 2026, the Company issued a press release announcing the closing of the Purchase Agreement. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Purchase Agreement
99.1	Press Release
104	Cover Page Interactive Data File (embedded within the inline XBRL Document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXTTRIP, INC.

Date:	February 3, 2026	By:	/s/ William Kerby
		Name:	William Kerby Title: Chief Executive Officer